UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2014

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Our wholly-owned subsidiary, Molina Healthcare of Washington, Inc., has agreed in principle with the Washington Health Care Authority (HCA) to settle the two outstanding overpayment matters brought by HCA demanding recoupment of claims for psychotropic drugs and claims for health plan members under the Washington Community Options Program Entry System (COPES). The total payment agreed to be made by Molina Healthcare of Washington to HCA for these two matters will be approximately $19.2 million. Molina Healthcare of Washington expects to make the settlement payment to HCA prior to September 30, 2014. In addition, HCA has agreed in principle with Molina Healthcare of Washington to settle certain claims brought by Molina Healthcare of Washington related to the auto-assignment provision in the parties’ contract. The total payment agreed to be made by HCA to Molina Healthcare of Washington in full settlement of this matter will be $8.0 million. Molina Healthcare of Washington expects to receive this payment from HCA prior to September 30, 2014. The settlement of these matters will resolve all pending disputes between the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: September 5, 2014	By	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary